UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 28, 2006

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road

Dallas, Texas  75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                On June 28, 2006, Tenet Healthcare Corporation, on behalf of its predecessors and current and former affiliates, divisions, and direct and indirect subsidiaries, along with several specified subsidiaries and hospitals (collectively, “Tenet”), entered into a Civil Settlement Agreement with the United States of America, acting through the Department of Justice (“DOJ”) and on behalf of the Office of Inspector General (“OIG”) of the Department of Health and Human Services; the TRICARE Management Activity (formerly the Office of Civilian Health and Medical Program of the Uniformed Services), through its general counsel; and the Office of Personnel Management, which administers the Federal Employees Health Benefit Program (collectively, the “United States”).  The settlement will conclude several previously disclosed governmental investigations, including an inquiry by the U.S. Attorney’s Office for the Central District of California into Tenet’s receipt of certain Medicare outlier payments prior to 2003, as well as investigations by U.S. Attorneys in Los Angeles and San Francisco, California, El Paso, Texas, New Orleans, Louisiana, St. Louis, Missouri and Memphis, Tennessee into physician financial relationships.  The settlement will also bring to a close civil litigation regarding Medicare coding that DOJ first filed against the company in January 2003 and various qui tam, or whistleblower, actions brought by private citizens on behalf of the government concerning allegedly excessive or inappropriate claims to government health care programs, including Medicare.  Although Tenet specifically denies the allegations outlined by the government in the Civil Settlement Agreement, the company agreed to reach a full and final settlement as described in the agreement to avoid the delay, uncertainty, inconvenience and expense of protracted litigation.

Under the Civil Settlement Agreement, Tenet agreed to pay to the United States:

•	$450 million, plus interest accruing at a simple rate of 4.125% from November 1, 2005, within 10 days after the effective date of the settlement agreement; and

•	$275 million, plus interest accruing at a simple rate of 4.125% from November 1, 2005, in quarterly installments from November 1, 2007 through August 1, 2010 in accordance with the following schedule:

	November 1, 2007	$39,429,313
	February 1, 2008	$24,231,796
	May 1, 2008	$24,231,796
	August 1, 2008	$24,231,796
	November 1, 2008	$24,231,796
	February 1, 2009	$24,231,796
	May 1, 2009	$24,231,796
	August 1, 2009	$24,231,796
	November 1, 2009	$24,231,796
	February 1, 2010	$24,231,796
	May 1, 2010	$24,231,796
	August 1, 2010	$24,231,796

In addition, the company agreed to waive, and not assert any claim for, certain Medicare disproportionate share and outlier payments to which it may be entitled from government health care programs, which payments are valued by the government at $175 million.  The company had not recorded these payments pending resolution of various issues and the uncertainty that the payments would ever be received.

                If Tenet fails to make any of the payments described above to the United States at the specified time, upon written notice to the company of this default, Tenet will have 10 calendar days to cure the default.  If the default is not cured within the 10-day period, the United States may take any one or more of a number of actions, including accelerating and making immediately due and payable the remaining unpaid principal portion of the settlement amount, with interest at a simple rate of 4.125% from November 1, 2005 to the date of default and at a simple rate of 9.5% per annum from the date of default to the date of payment.

                Tenet further agreed to continue to cooperate with the government in connection with any investigation the government may pursue into the actions of individuals, including former executive officers and employees of the company, relating to the matters described in the Civil Settlement Agreement.  The government has agreed that if it pursues claims that result in judgments against or settlements with any individuals in connection with matters covered by the settlement agreement, and a court determines that the individuals are entitled by law to indemnification from the company or its subsidiaries for all or any portion of those judgment or settlement amounts, then the government will seek to recover from the individuals only those amounts that, in the aggregate, total no more than $75 million.

                Tenet also agreed to enter into a multi-year Corporate Integrity Agreement (“CIA”) with the OIG within 90 days of the effective date of the Civil Settlement Agreement.  The parties are currently finalizing a CIA and have reached a common understanding on the general terms of such an agreement.  Upon execution of a CIA, the OIG will provide a release to Tenet, agreeing not to institute, direct or maintain an administrative action seeking exclusion against Tenet, or any of its hospitals or subsidiaries, for the conduct that is the subject of the Civil Settlement Agreement.

                The company has also been notified by the United States Attorney’s Office in Los Angeles that it does not, at this time, intend to pursue criminal charges against Tenet as a result of the conduct described in paragraphs II.E.1 through II.E.6 of the Civil Settlement Agreement.  The U.S. Attorney has reserved the right to pursue such criminal charges against the company in the future should new information surface.  A copy of the Civil Settlement Agreement is attached hereto as Exhibit 10.1.

Item 2.06                     Material Impairments.

                On June 26, 2006, the company’s board of directors approved the divestiture of 11 hospitals by mid-2007.  As a result, the company’s management determined that it will be necessary to record material charges for impairment to these long-lived assets and the goodwill associated with those assets under generally accepted accounting principles in the company’s financial results for the quarter ending June 30, 2006.  The company is unable to estimate the amount or range of amounts of the impairment charges at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel

Date: June 29, 2006

EXHIBIT INDEX

10.1

Civil Settlement Agreement, dated June 28, 2006, among Tenet Healthcare Corporation, Tenet HealthSystem HealthCorp., Tenet HealthSystem Holdings, Inc., Tenet HealthSystem Medical, Inc., OrNda Hospital Corp., the hospitals named therein and the United States of America